UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 25, 2025
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 East Market Street, York, Pennsylvania	17401-1219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (717) 845-3601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

COMMON STOCK, NO PAR VALUE	YORW	The Nasdaq Global Select Market
(Title of Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

THE YORK WATER COMPANY

Item 8.01	Other Events.

THE YORK WATER COMPANY DECLARES 620TH CONSECUTIVE DIVIDEND

York, Pennsylvania, November 25, 2025: The York Water Company's (NASDAQ: YORW) President and CEO, JT Hand, announced today that the Board of Directors at their November 24th meeting declared a quarterly dividend of $0.2280 per share, a 4% increase. The dividend is payable January 15, 2026, to shareholders as of record date December 31, 2025.

This is the 620th consecutive dividend to be paid by The York Water Company. JT Hand, President and CEO, stated, “Now in our 29th consecutive year of dividend increases, this decision reflects the Board’s confidence in our long-term strategy and our continued financial strength. The capital investments made in the Company’s infrastructure over the past 12 months continue to define York Water’s commitment to our customers and inalienable responsibility to provide safe, reliable, and sustainable water and wastewater services to our expanding customer base. York Water’s attention to quality and affordability have been our hallmarks for over 200 years, while ensuring a superior value proposition for our shareholders.” York Water, which is the oldest publicly traded company in the nation, has never missed a dividend in over 209 years. This is believed to be the longest record of consecutive dividends in America.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/ Matthew E. Poff
Date: November 25, 2025	Matthew E. Poff
Chief Financial Officer